As filed with the Securities and Exchange Commission on November 19, 2015

Reg. No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________________________

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	39-1098068
(State of Incorporation)	(I.R.S. Employer Identification No.)

433 Main Street
Green Bay, Wisconsin	54301
(Address of Principal Executive Offices)	(Zip Code)

________________________________________

Associated Banc-Corp
Employee Stock Purchase Plan
as amended and restated

________________________________________

Randall J. Erickson

Executive Vice President, General Counsel
and Corporate Secretary

Associated Banc-Corp

433 Main Street

Green Bay, Wisconsin  54301

Telephone No.: (920) 491-7500
Facsimile No.: (920) 491-7010
(Name, address and telephone number, including area code, of agent for service)

Copy to:

C.J. Wauters

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

Telephone No.: (414) 273-3500
Facsimile No.: (414) 273-5198

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	425,000(1)	$19.78(2)	$8,406,500	$846.53(2)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered includes an indeterminate number of shares of Common Stock that may become issuable as a result of stock dividend, stock split, stock distribution or other recapitalization, as provided in the Plan.

(2)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act.  The registration fee is based on the average of the high and low price of a share of the Common Stock on November 16, 2015 on the New York Stock Exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act.  The information in the Registration Statements on Form S-8 relating to the Associated Banc-Corp Employee Stock Purchase Plan previously filed by Associated Banc-Corp pursuant to the Securities Act (Registration Nos. 33-67436 and 33-152377) is hereby incorporated by reference into this Registration Statement.

Exhibits

5

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23.2

Consent of KPMG LLP

24

Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on November 19, 2015.

ASSOCIATED BANC-CORP

By: /s/ Philip B. Flynn

Philip B. Flynn,

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Philip B. Flynn Philip B. Flynn	President and Chief Executive Officer (Principal Executive Officer)	November 19, 2015

/s/ Christopher J. Del-Moral Niles Christopher J. Del Moral-Niles	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2015

Directors:

John F. Bergstrom, Ruth M. Crowley, Philip B. Flynn, R. Jay Gerken, William R. Hutchinson, Robert A. Jeffe, Eileen A. Kamerick, Cory L. Nettles, J. Douglas Quick, Karen T. van Lith and John (Jay) B. Williams

*By: /s/ Randall J. Erickson Randall J. Erickson As Attorney-in-Fact*	November 19, 2015

*Pursuant to authority granted by power of attorney, a copy of which is filed herewith.

EXHIBIT INDEX

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23.2

Consent of KMPG LLP

24

Powers of Attorney

4